Exhibit 3.3

                               State of Delaware            PAGE 1

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PENINSULA GAMING CORPORATION", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 1999, AT 12 O'CLOCK P.M.

                                     [SEAL]     /s/ Edward J. Freel
                                                --------------------------------
                                                Edward J. Freel, Secretary of
                                                State

3031528  8100                                   AUTHENTICATION:   9772190

991213528                                                 DATE:   05-27-99
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                                                                         4-13-99

                          CERTIFICATE OF INCORPORATION

                                       OF

                          PENINSULA GAMING CORPORATION

      FIRST: The name of the Corporation is Peninsula Gaming Corporation

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

      FIFTH: The name and mailing address of the incorporator is as follows:

                                Edward A. Davis
                              Mayer, Brown & Platt
                                 1675 Broadway
                            New York, New York 10019

      SIXTH: (1) Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article SIXTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      (2) The Corporation shall indemnify, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of
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Delaware or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section (2) shall be deemed to be a contract between the Corporation and each person referred to herein.

      (3) If a claim under Section (2) of this Article SIXTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware and Section 2 of this Article SIXTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (4) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment of it is ultimately determined that such person is not entitled to indemnification under this Article SIXTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      (5) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute,


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

provision of this Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

      (6) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article SIXTH, the General Corporation Law of the State of Delaware, or otherwise.

      (7) No amendment to or repeal of all or any part of this Article SIXTH shall adversely affect any right or protection existing at the time of such repeal or amendment.

      SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the By-laws of the Corporation.

      EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws. The books of the Corporation may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      TENTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of April 9, 1999.

                                        /s/ Edward A. Davis
                                        ----------------------------------------
                                        Edward A. Davis
                                        Sole Incorporator


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